U.S. GOLD CORP



Combining robust economics with district-scale exploration in mining friendly U.S. jurisdictions

February 2021

Nasdaq : USAU

U.S. Gold Corp. (NASDAQ:USAU) is a U.S. focused gold exploration and development company advancing high-potential projects in Wyoming, Nevada and Idaho. The company is advancing the CK Gold Project towards production in Wyoming and has district-scale exploration projects on Nevada's productive Cortez and Carlin Trends. The Challis Gold project is located in Idaho. U.S. Gold Corp. has assembled a team of accomplished explorers and company builders and has a tight share structure.

CK GOLD PROJECT

*Potential near-term production, WY**

- Advanced Exploration and Development property
- Mining friendly location in the Silver Crown Mining District of southeast Wyoming
- Preliminary Economic Assessment (**PEA**) prepared by Mine Development Associates shows the following projected resource:
  - 966,000 Measured and Indicated oz Au and 235mm lbs Cu
  - 184,000 Inferred oz Au, 62mm lbs Cu
  - Pre-tax $178.5 million Net Present Value (NPV) at $1,275/oz Au and $2.80/lb Cu
- CK Gold Project remains open in multiple directions for resource expansion

NEVADA / IDAHO

District-Scale Exploration

- Keystone located on the Cortez Gold Trend, one of the world's most highly-prospective mineral trends
  - 10 miles south of Barrick's Cortez Hills Mine Complex
- Maggie Creek located on the Carlin Trend, one of the world's most highly prospective mineral trends
  - Approximately 10 miles NE of Newmont Mining's Gold Quarry Mine
- Challis Gold Project in Idaho has a historic report (not current), estimating a 313,825 Au ounce resource
  - We believe this historic (non-current) report shows significant upside exploration potential

COMMON SHARES OUTSTANDING *(as of February 1, 2021)*	CASH *(as of Oct 31, 2020)*	MARKET CAP. *(as of February 1, 2021)*	NPV *(as of December, 2017 PEA)*
6.8M	$7.3M	$75M	$178.5M

* The estimates contained in the paragraph above are not recognized by the United States Securities and Exchange Commission. See "Cautionary Note to U.S. Investors Concerning Mineral Resources" on the next page. Amounts shown reflect the estimated in situ resource and do not include adjustments for metal recoveries.

KEYSTONE: BUILDING THE NEXT DISTRICT ON THE CORTEZ TREND


Tenabo
Ordovician Margin
east boundary Cortez Trend
Pipeline
Gold Acres
South Pipeline
Windmill
Cortez
Cortez Hills
Pediment
Buckhorn
Horse Canyon
Red Hill
Gold Rush
ET Blue
Devonian Margin
basin
shelf
west boundary Cortez Trend
Sr 706 line
Silurian Margin
Toiyabe
Keystone Project Area
Rooster
Tonkin
N
W
E
S
Keystone and Gold Bar North Projects on the Cortez Trend (Battle Mtn-Eureka Trend)
0 scale in miles 6
0 scale in km 10
DCM 9-27-17
Gold Bar North Project Area
Gold Stone
Cabin Creek
Gold Ridge
Gold Pick
Gold Bar

- The Cortez Trend is one of the world's most productive trends - producing ~ 1M oz of gold per year
- The trend hosts numerous world-class deposits; Barrick's Pipeline (~21M oz gold), Cortez Hills (~15M oz gold) and Goldrush (~10M oz gold)
- Significant discoveries still being made on the Cortez Trend, e.g. Barrick's Fourmile Project
- The NNW-trending Sr .706 line likely represents a major crustal suture favorable for development of gold-bearing hydrothermal systems and deposits
- Keystone exhibits certain similarities to Barrick's deposits to the north - host rock, stratigraphy, intrusive-centered dome

CK GOLD PROJECT: POTENTIALLY ATTRACTIVE ECONOMICS, LOW CAPEX, POTENTIAL NEAR-TERM PRODUCTION

SUMMARY OF PEA ESTIMATED CK GOLD PROJECT PRE-TAX ECONOMIC RESULTS*

	Base Case
Gold price (US$/ounce)	$1,275
Copper Price (US$/lb)	$2.80
Net Cash Flow	$296.8 million
Net Present Value (5.0% Discount rate)	$178.5 million
Internal Rate of Return	33.10%
CAPEX	$113.66 million
Payback	2.5 years
17 year projected mine life	~40,700 Au oz / year; 10,700,000 Cu lbs/yr

THE TEAM

DIRECTORS

Edward M. Karr	Executive Chairman
The Honorable Ryan K. Zinke	Director
George Bee	Director
Robert Schafer	Director
Tara Gilfillan	Director
Michael Waldkirch	Director

MANAGEMENT TEAM

George Bee	President & CEO
Eric Alexander	CFO, Secretary
Ken Coleman	Chief Geologist

TECHNICAL ADVISORY TEAM

Robert Schafer	Geology, Development
John Schloderer	Exploration, Geology
John Wells	Metallurgy
Yani Roditis	Mine Engineer, Project Man.
Lucas Hekma	Project Permitting

WHY U.S. GOLD CORP.?

- Promising portfolio in mining friendly jurisdictions
- Attractive combination - significant blue sky exploration & potential near-term production
- Team of accomplished mine developers, proven company builders and serial entrepreneurs
- Tight share structure with a large audience – NASDAQ listed

U.S. Gold Corp.
Suite 102, Box 604
1910 E Idaho St, Elko, NV 89801

ir@usgoldcorp.gold
www.usgoldcorp.gold
+1 800 557 4550

Nasdaq : USAU